EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated March 15, 2023, with respect to the consolidated financial statements of Mistras Group, Inc., incorporated herein by reference.

/s/ KPMG LLP
Short Hills, New Jersey
May 22, 2024